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                                    EXHIBIT 1

                            AGREEMENT OF JOINT FILING


         The undersigned hereby agree that they are filing jointly, pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, this amendment dated February 14, 2003, containing the information required by
Schedule 13G, for the shares of common stock of Kensey Nash Corporation held by the Kenneth R. Kensey Revocable Trust.



                                          /s/ Kenneth R. Kensey, Trustee
                                          ------------------------------
                                              Kenneth R. Kensey, Trustee
                                              Kenneth R. Kensey Revocable Trust



                                          /s/ Harland W. Johnson, Trustee
                                          -------------------------------
                                              Harland W. Johnson, Trustee
                                               Kenneth R. Kensey Revocable Trust

                                          KENNETH R. KENSEY REVOCABLE TRUST

                                          /s/ Kenneth R. Kensey, Trustee
                                          ------------------------------
                                              Kenneth R. Kensey, Trustee